                                  Exhibit 10.6



                                 MARK BRAUNSTEIN

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated this 19th day of December, 1997 is made by and between MARK BRAUNSTEIN ("Braunstein") and NETVALUE, INC. (formerly known as VSQUARED, Inc., formerly known as COL Acquisition Corp.), a Delaware corporation (the "Company").


                              W I T N E S S E T H:

         WHEREAS, Braunstein entered into a Consulting Agreement with the Company dated September 18, 1996 (the "Consulting Agreement") pursuant to which he agreed to render certain consulting services to the Company;

         WHEREAS, Braunstein and the Company have agreed to enter into an Employment Agreement to be effective as of October 1, 1997 (the "Effective Date"), which Employment Agreement shall supersede and make null and void the Consulting Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements herein contained, and intending to be legally bound, Braunstein and the Company hereby agree as follows:

         1. Position. The Company agrees to employ Braunstein and Braunstein agrees to serve the Company during the term hereof as Vice President of Local Market Development, or in such other executive position as may be mutually agreed upon by Braunstein and the Company. Braunstein shall be furnished with such facilities and services as are suitable to his position and adequate for the performance of his duties.

         2. Duties. Braunstein agrees to assume such duties and responsibilities as may be consistent with the position specified in Section 1 hereof, and as may be assigned to Braunstein by the Board and in accordance with the by-laws of the Company from time to time. Braunstein agrees to devote his best efforts and such time, skill, attention and energies as are necessary to the performance of his duties and responsibilities under this Agreement, consistent with practices and policies established from time to time by the Company's Board of Directors.

         3. Term. The term of this Agreement shall commence as of the Effective Date and shall continue for successive one (1) year terms, unless otherwise terminated by either party in accordance with the provisions of Section 5 hereof.

         4. Compensation.

                  4.1. Salary and Commission.

                           (i) For the period commencing on the Effective Date
and ending September 30, 1998 ("Year 1"), the Company shall pay Braunstein a salary of Eighty Five Thousand Dollars ($85,000.00) (the "Starting Salary"). The Starting Salary shall be paid by the Company to Braunstein in accordance with the Company's normal payment practices (but not less frequently than bi-weekly). In addition, during Year 1, the Company shall pay Braunstein a commission (the "Year 1 Commission") as follows:

                           Year 1 Commission = 0.125 x (GR-COGS-COS-NRD)

where

         GR  =             the gross revenues of the Company directly
                           attributable to the sales of the Company's products and services in Local Markets Business Unit, as that term is defined, from time to time, by the Company.

         COGS= the cost of the goods sold to produce GR as determined by the Company in accordance with generally accepted accounting principles.

         COS = the cost of the sales associated with GR including, but not limited to, administrative and marketing expenses as determined by the Company in accordance with generally accepted accounting principles.

         NRD = that part of GR attributable to non-recurring sales, as determined by the Company, multiplied by a fraction, the numerator of which is the number of months over which GR is determined and the denominator of which is 36. For any time period for which NRD is calculated for purposes of this Agreement, an amount equal to the non-recurring sales of that time period less NRD shall be included in the non-recurring sales of the subsequent time period for which NRD is calculated for purposes of this Agreement.

(Hereinafter, the amount represented by GR-COGS-COS-NRD for any given time period shall be referred to as "Local Market Net Revenues").

                  (ii) After Year 1, the Company shall pay Braunstein commissions only, without guaranteed salary, in accordance with this Section
4.1. For the one-year period commencing the day

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after the end of the Year 1 ("Year 2"), the one-year period commencing the day after the end of Year 2 ("Year 3"), the one-year period commencing the day after the end of Year 3 ("Year 4") and each one year period thereafter (the "Going Forward Years"), the Company shall pay Braunstein commissions (the "Year 2 Commission," "Year 3 Commission," "Year 4 Commission" and "Going Forward Years Commissions", collectively, the "Earned Commissions") as follows:

           Year 2 Commission = 0.10 x Local Market Net Revenues
           Year 3 Commission = 0.075 x Local Market Net Revenues
           Year 4 Commission = 0.064 x Local Market Net Revenues
           Going Forward Years Commissions = 0.025 x Local Market Net Revenues

                  (iii) The Company shall pay Braunstein a draw against the Year 1 Commission equal to Fifteen Thousand Dollars ($15,000) and draws against each of the Year 2 Commission, the Year 3 Commission, the Year 4 Commission, and the Going Forward Years Commissions equal to Eighty Five Thousand Dollars ($85,000.00) (the "Draws"). The Draws shall be paid by the Company to Braunstein in accordance with the Company's normal payment practices (but not less than bi-weekly). In the event that Braunstein's level of sales production materially decreases or the economic condition or prospects of the Company materially deteriorates to the point where the Company is not meeting payroll, the amount of the Draws may be adjusted from time to time at the Company's reasonable discretion. Periodically, as set forth below, the Company shall pay to Braunstein an amount equal to the Earned Commissions for that period less any Draws for that same period (the "Periodic Payment"). The first Periodic Payment shall be calculated as of June 30, 1998 and paid within two weeks thereafter. Subsequent calculations of Periodic Payments shall be performed quarterly on September 30, December 31, March 31, and June 30 of each subsequent one year period with payments of these Periodic Payments to be made within two weeks of the calculation thereof. In the event that the Draw is greater than the Earned Commission for any given period, then such difference shall be considered to have been paid as a Draw for the subsequent period. The computation of the Earned Commission shall be performed solely by the Company; provided, however, Braunstein shall have the right, upon reasonable notice to the Company, to examine all work papers used to compute the Earned Commissions and to submit such work papers, at Braunstein's expense, to an independent and mutually agreed upon third party for review. Subject to the terms of this Agreement, in the event that this Agreement is terminated for any reason, the Company shall make all payments earned and due to Braunstein hereunder as of the date of such termination, including any amounts earned but not yet payable, and neither party shall have any further obligations or liability to the other party under this Agreement except as otherwise provided herein to the contrary.

                  4.2. Fringe Benefits. Braunstein shall be provided with those fringe benefits which are to be provided to other similarly situated employees of the Company.

                  4.3. Reimbursement of Expenses. Subject to such conditions as the Board may from time to time reasonably determine, Braunstein shall be reimbursed upon presentation of vouchers or paid upon presentation of invoices for reasonable expenses incurred by him in the performance of his duties in carrying out the terms of this Agreement; provided, however, any expense in excess of $2,500 must be approved in advance by the President of the Company.

                  4.4. Employee Stock Options. The Company and Braunstein shall enter into the Award Agreement attached hereto as Exhibit A on or before the Effective Date. Such Award Agreement shall govern the terms and conditions of the stock options to be granted to Braunstein under the terms of the Company's employee stock option plan.

         5. Termination.

                  5.1. Company. Immediately upon written notice, the Company, by action of the Board, may terminate this Agreement, at any time for cause solely in the event of the (i) death or permanent disability of Braunstein; (ii) the demonstrated continued failure by Braunstein to perform his duties as set forth herein or as otherwise required by the Board after written demand for performance is made by the Board, which demand specifically identifies the manner in which the Board finds there has been a failure to perform; provided, however, that Braunstein shall be given thirty (30) days to cure any such failure (if such failure is capable of being cured); (iii) fraud, misappropriation, embezzlement or other violation of the law or like nature or severity; (iv) a material breach of this Agreement by Braunstein; provided, however, that Braunstein shall be given thirty (30) days to cure any such breach (if such breach is capable of being cured); or (v) willful misconduct of Braunstein having a material adverse effect on the business or prospects of the Company; all as may be reasonably determined by the Board. For purposes of this Agreement, "permanent disability" shall have the same meaning as such phrase is given under the long term disability program sponsored by the Company or, in the absence of such policy, as determined by a physician selected by the Company and reasonably satisfactory to Braunstein or his personal representative. Upon ninety (90) days advance written notice, the Company may terminate this Agreement at any time without cause.

                  5.2. Braunstein. Upon ten (10) days advance written notice, Braunstein may terminate this Agreement at any time for cause solely in the event of (i) the assignment to him of any duties materially inconsistent with his position, duties and responsibilities as of the date of this Agreement; (ii) a reduction in his compensation under this Agreement; (iii) other material breach of this Agreement by the Company; or (iv) a demand by the Company that Braunstein relocate. The right of Braunstein to terminate this Agreement shall not become effective if the breach by the Company is cured within ten (10) days after receipt of written notification of such breach from Braunstein. Upon ninety (90) days advance written notice, Braunstein may terminate this Agreement at any time without cause.

                  5.3. Consequences.

                           (a) In the event that the Company terminates this
Agreement for any cause set forth in Section 5.1 hereof, or in the event Braunstein terminates this Agreement without cause, all rights of Braunstein under this Agreement shall terminate as of the date of the termination of this

Agreement, but Braunstein shall continue to be bound by the covenant not to compete as set forth in Section 9 hereof until one (1) year after the date of such termination.

                           (b) Except as provided in Section 5.3(c), in the
event that the Company terminates this Agreement without cause, including pursuant to Section 3 hereof, or in the event that Braunstein terminates this Agreement for any cause as set forth in Section 5.2 hereof, Braunstein shall receive an amount equal to two and one-half percent (2.5%) of Local Market Net Revenues for the two year period subsequent to the termination (the "Severance Pay"). If, however, the Company terminates this Agreement without cause prior to September 30, 2001, the Severance Pay shall be calculated based on the prevailing commission rate set forth in Section 4.1(b) of this Agreement until September 30, 2001. Such amount shall be paid to Braunstein, net of all applicable taxes that are required to be withheld, in accordance with procedures set forth for the payment of Earned Commissions set forth in Section 4 hereof except that Braunstein will not be paid a Draw against any amounts due under this Section 5.3(b). In such event, Braunstein shall be treated as an employee for the period during which he is receiving payments under this Section 5.3(b) and shall be entitled to participate in the fringe benefit programs under
Section 4.2 for the duration of such period, notwithstanding that any of such benefits were provided on a group basis prior to such termination. Braunstein shall continue to be bound by the covenant not to compete set forth in Section 8 hereof during the Severance Period. For purposes of this Section 5.3(b) only, the death or disability of Braunstein shall be treated as a termination by the Company without cause.

                           (c) The compensation payable to Braunstein or his
estate or legal representative under any paragraph of this Section 5.3 shall be in addition to any benefits payable in accordance with Section 4.2 hereof, but shall be in lieu of other compensation ordinarily paid by the Company upon the termination, death or disability of a senior officer of the Company.

                           (d) Notwithstanding anything in this Section 5.3 to
the contrary, in the event that this Agreement is terminated prior to September 30, 1998 by the Company, with or without cause, or by Braunstein, Braunstein will still receive the Starting Salary set forth in Section 4.1(a) of this Agreement.

         6. Company Property. All materials, information and data of any kind furnished by the Company to Braunstein or developed by Braunstein on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with Braunstein's employment hereunder, are and shall remain the sole and confidential property of the Company. In the event that the Company requests the return of such materials at any time during the term of this Agreement or at or after the termination of this Agreement, Braunstein shall immediately deliver such material to the Company.

         7. Confidentiality. During the term of this Agreement and at all times thereafter, Braunstein shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person or entity other than the Company, any material referred to in Section 7 above or any information regarding the business methods or policies, procedures, techniques, projects, trade secrets or other confidential knowledge relating to the Company, its business or activities.

         8. Non-Compete. During the term of this Agreement and for one (1) year thereafter (or during the Severance Period in the case of Braunstein's termination by the Company without cause or by Braunstein for any cause set forth in Section 5.2), Braunstein agrees that he shall not (a) engage or be interested in or receive any compensation from any business that competes directly with the Company or its affiliates or (b) induce or attempt to induce any employee, agent or customer of the Company or any of its affiliates to terminate or reduce the scope of his, her or its relationship with the Company or one of its affiliates. For the purposes of this Agreement, Braunstein shall be deemed to be interested in a business if he is engaged or interested in that business as a stockholder, director, officer, employee, salesman, sales representative, agent, broker, partner, individual proprietor, lender, consultant or otherwise, but not if that interest is limited solely to the ownership of five percent (5%) or less of any class of the equity or debt securities of a corporation whose shares are listed for trading on a national securities exchange or traded in the over-the-counter market or ownership of five percent (5%) or less of any private company if such ownership of the private company is acquired by Braunstein by way of inheritance or gift. Braunstein shall not, directly or indirectly, engage in any other business enterprise, or have an interest, financial or otherwise, in any other business enterprise which interferes or is likely to interfere with Braunstein's employment hereunder.

         9. Equitable Relief. Braunstein acknowledges and agrees that the Company may seek to enforce the covenants and restrictions pertaining to his obligations in Sections 7, 8 and 9 hereof at law or in equity. The covenants and restrictions pertaining to Braunstein's obligations in Sections 7, 8 and 9 hereof shall remain in full force and effect, notwithstanding the fact that this Agreement has been terminated. If a court determines that the restrictions in
Section 9 are too broad or otherwise unreasonable under applicable law, including with respect to time or geographical scope, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restriction allowable under the applicable law. If Braunstein violates any of the restrictions contained in Section 9, the restrictive period shall not run in favor of Braunstein from the time of the commencement of any such violation until such time as such violation shall be cured by Braunstein to the satisfaction of the Company.

         10. Prior Agreements. Braunstein represents and warrants to the Company that there are no restrictions, agreements or understandings of any kind whatsoever to which Braunstein is a party, or by which he is bound, which would inhibit, prevent or make unlawful his execution or performance of this Agreement, and that his execution and performance of this Agreement shall not constitute a breach of any contract, agreement or understanding, whether oral or written, to which he is a party or by which he is bound. Braunstein further represents and warrants that the Consulting Agreement is null and void.

         11. Acknowledgment. Braunstein hereby acknowledges and certifies that he has read the terms of this Agreement, that he has been informed by the Company that he should discuss it with an attorney of his choice, and that he understands it terms and effects. Braunstein further acknowledges that based on his training and experience, he has the capacity to earn a livelihood by performing services as an employee or otherwise in a business that does not violate the provisions of Section 9.

Neither the Company, Braunstein nor their respective agents, representatives or attorneys have made any representations to the other concerning the terms or effects of this Agreement other than those contained herein.

         12. Assignment. Without the prior written consent of the Company, Braunstein shall have no right to exchange, convert, encumber or dispose of his rights to receive benefits and payments under this Agreement, which payments, benefits and rights thereto are non-assignable and non-transferrable. In the event of any attempted assignment or transfer, Braunstein shall forfeit his rights to receive any payments or benefits, and the Company shall have no further liability under this Agreement.

         13. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements between them respecting such subject matter. Specifically, by executing this Agreement, the Consulting Agreement shall become null and void and any rights and obligations existing thereunder shall cease.

         14. Headings. The headings describing the provisions of this Agreement are for convenience of reference only, and shall not affect its interpretation.

         15. Severability. If any provision of this Agreement is held illegal, invalid or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof. Such provision and the remainder of this Agreement shall, in such circumstances, be modified to the extent necessary to render enforceable the remaining provisions hereof.

         16. Notices. All notices shall be in writing and shall be deemed to have been given if presented personally, sent by recognized national overnight carrier, or sent by certified or registered mail, postage prepaid, return receipt requested, to the following addressees:

                         If to the Company:

                         netValue, Inc.
                         One Stamford Landing
                         Stamford, Connecticut  06901
                         Attention:  Michael A. Clark, President

                         With a copy to:

                         Klehr, Harrison, Harvey, Branzburg & Ellers LLP 1401 Walnut Street
                         Philadelphia, PA 19102
                         Attention:  Michael C. Forman, Esquire

                         If to Braunstein:

                         Mark Braunstein
                         405 East 54th Street, #11H
                         New York, NY  10022


Notice of any change in such addresses shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

         17. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

         18. Waiver. The failure of either party to insist upon strict performance of any of the terms or conditions of this Agreement shall not constitute a waiver of any of its rights hereunder.

         19. Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by Braunstein and his heirs and personal representatives, and the Company and its successors and permitted assigns, and does not confer any rights on any other persons or entities. The duties, obligations, rights and responsibilities of Braunstein under this Agreement are personal and shall not be assigned by Braunstein without the prior written consent of the Company, as set forth in Section 7 hereof.

         20. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

         21. Amendments. This Agreement may be amended and supplemented only by a written instrument duly executed by both parties.

         22. Joint Participation in Drafting. Each party to this Agreement participated in the drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.



                                        /s/ Mark Braunstein
                                        -------------------------------------
                                        MARK BRAUNSTEIN



                                        NETVALUE, INC.


                                        BY: /s/ Michael A. Clark
                                            ---------------------------------
                                                 Michael A. Clark
                                                 President

                EXHIBIT A TO MARK BRAUNSTEIN EMPLOYMENT AGREEMENT
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         netValue, Inc. (the "Company") hereby grants to Mark Braunstein (the "Optionee") an option to purchase shares of Common Stock (the "Shares") of the Company, at the price set forth herein subject to the terms set forth herein, and in all respects subject to the terms and provisions of the netValue, Inc. 1996 Non-Qualified Stock Option Plan (as amended, the "Plan")], which terms and provisions are hereby incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

         1. Nature of the Option. This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to otherwise qualify for any special tax benefits to the Optionee.

         2. Date of Grant; Term of Option. This Option is granted as of the 19th day of December, 1997, and, subject to the specific terms contained herein, may not be exercised later than the fifth anniversary of the Vesting Event (as hereinafter defined) with respect to such Option.

         3. Option Exercise Price and Vesting. Subject to the terms and conditions herein set forth and set forth in the Plan, the Company hereby grants to Optionee an option to purchase an aggregate number of Shares of the Company at the option price as follows:

                  (a) An option to purchase a total of 60,000 Shares at the exercise prices set forth below. This Option shall vest and become exercisable in annual installments, the Optionee having the right hereunder to purchase from the Company, on and after the following dates (each such vesting period being hereinafter referred to as a "Vesting Year" and each such date being hereinafter referred to as a "Vesting Event"), the following number of Shares:

                 July 1,                 Shares                  Exercise Price
                 -------                 ------                  --------------

                 1997                    15,000                       $ .80
                 1998                    15,000                       $4.00
                 1999                    15,000                       $5.00
                 2000                    15,000                       $6.00

                  (b) Notwithstanding the vesting and exercisability of any Option granted hereunder, without the prior written consent of the Company, Optionee may not sell, transfer, gift, pledge, hypothecate, assign or otherwise dispose of any Shares issuable thereunder or any right or interest therein granted under this Section 3, whether voluntary, by operation of law or otherwise, prior to the second anniversary of the Grant Date.

                  (c) In the event that the Optionee's employment with the Company is terminated:

                           (i) by the Company for cause (other than death or
disability) as set forth in Section 5.1 of Optionee's Employment Agreement, then Optionee shall be entitled, for a period of one (1) year from the effective date of such termination, to exercise all Options which have vested and become exercisable pursuant to the provisions of Section 3 hereof, prior to the effective date of such resignation. All Options not so exercised shall terminate.

                           (ii) (A) by the Company without cause or (B) by
reason of the Optionee's death or disability, the Optionee (or, in the case of Optionee's death, the Optionee's estate or a person who acquired the right to exercise this Option by bequest or inheritance, or, in the case of disability, by the Optionee or his legal guardian or representative, as applicable) shall be entitled, for a period of five (5) years from the effective date of such termination (the "Post-Termination Exercise Period"), to exercise (x) all Options which have vested and become exercisable pursuant to the provisions of
Section 3 hereof, prior to the effective date of such resignation and (y) a number of Options equal to the number of Options which would have vested and become exercisable on the Vesting Date following the effective date of such termination divided by the number of months (including partial months) in the Vesting Period that Optionee was employed by the Company (the "Pro Rata Options"). All Options not so exercised shall terminate.

         4. Exercise of Option. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:

                  (a) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which this Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price along with any other agreements as the Company may require. Payment of the purchase price shall be by check or such consideration and method of payment authorized by the Board pursuant to the Plan. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as required under this Agreement, the Plan, and/or applicable law.

                  (b) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation, provided that such representation and warranty shall not alter Optionee's right to sell any of the Shares, subject, however, to customary and reasonable holdbacks in connection with any public sale of the Company's Common Stock as reasonably required by the Company's underwriter(s).

         5. Investment Representations. Unless the Shares have been registered under the Securities Act of 1933, as amended, in connection with the acquisition of this Option, the Optionee represents and warrants as follows:

                  (a) The Optionee is acquiring this Option, and upon exercise of this Option, he will be acquiring the Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

                  (b) The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interests in connection with the acquisition of this Option and the Shares.

         6. Forfeiture of Option. Notwithstanding any other provision of this Option, if, in the sole determination of the Board of Directors, the Optionee
(i) has disclosed trade secrets or confidential information of the Company in contravention of Section 8 of Optionee's Employment Agreement, or (ii) has breached any agreement with the Company in respect of confidentiality, nondisclosure, noncompetition or otherwise, all unexercised Options shall terminate as of the date of such determination. In the event of such a determination, in addition to immediate termination of all unexercised Options, the Optionee shall forfeit all Option shares for which the Company has not yet delivered share certificates to the Optionee and the Company shall refund to the Optionee the Option price paid to it. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a determination resulting in forfeiture.

         7. Continuation of Employment or Engagement. Neither the Plan nor this Option shall confer upon Optionee any right to continue in the service of the Company or limit, in any respect, the right of the Company to discharge the Optionee at any time in accordance with the terms of Optionee's Employment Agreement.

         8. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 3(c) hereof) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

         9. The Plan. This Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board of Directors of the Company is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection during business hours by the Optionee or the persons entitled to exercise this Option at the Company's principal office.

         10. Entire Agreement. This Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties.

         11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

         12. Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.



DATE: December 19, 1997                   NETVALUE, INC.


                                          By: /s/ Michael A. Clark
                                              ---------------------------------
                                                Michael A. Clark, President

                                 ACKNOWLEDGMENT



         The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he has read and is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan.


DATE:___________________________          ___________________________________
                                         Optionee:  MARK BRAUNSTEIN


                                         ____________________________________
                                         Address


                                         ____________________________________
                                         City, State, Zip




         THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.




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